Exhibit 99.1

Western Alliance Reports Third Quarter 2012 Net Income of $15.5 million, or $0.18 per share, and Completion of Acquisition of Western Liberty Bancorp

PHOENIX--(BUSINESS WIRE)--October 18, 2012--Western Alliance Bancorporation (NYSE: WAL) announced today its financial results for the third quarter 2012.

Third Quarter 2012 Highlights:

  Net income of $15.5 million, an increase of 10.7% compared to $14.0 million for the second quarter 2012 and an increase of 18.8% compared to $13.0 million for the third quarter 2011
  Net income of $16.6 million for the third quarter 2012, excluding $3.4 million goodwill and intangible impairment, $0.8 million gain on sale of minority interest, $1.0 million gains on sales of investment securities, and $0.5 million unrealized fair value gains on trust preferred
  Earnings per share of $0.18, an increase of 20% compared to $0.15 per share for the second quarter 2012 and more than triple the $0.04 per share in the third quarter 2011
  Earnings per share of $0.20 per share for the third quarter 2012, excluding $0.05 per share goodwill and intangible impairment, $0.01 per share gain on sale of minority interest and $0.02 per share from gains on sales of investment securities and unrealized fair value gains on trust preferred
  Pre-tax, pre-provision operating earnings of $33.4 million, up from $32.1 million in second quarter 2012 and up 18.9% from $28.1 million in third quarter 20111
  Net interest margin of 4.41% compared to 4.46% in the second quarter of 2012 and 4.29% in the third quarter 2011
  Total loans of $5.33 billion, up $168 million from June 30, 2012, and up $806 million from September 30, 2011
  Total deposits of $6.16 billion, up $161 million from June 30, 2012 and up $529 million from September 30, 2011
  Nonperforming assets (nonaccrual loans and repossessed assets) increased to 2.7% of total assets from 2.5% in second quarter 2012 and decreased from 3.1% in third quarter 2011
  Net loan charge-offs (annualized) to average loans outstanding declined to 0.70% from 1.11% in the second quarter 2012 and 1.40% in the third quarter of 2011
  Tier I Leverage capital of 9.7% and Total Risk-Based Capital ratio of 12.3%, compared to 9.8% and 13.2% a year ago
  Total equity of $698.0 million, up $25.9 million from June 30, 2012 and up $61.3 million from December 31, 2011

Financial Performance

“This was an exceptional quarter for Western Alliance,” said Robert Sarver, Chairman and Chief Executive Officer of Western Alliance Bancorporation. “Loans grew for the 10th consecutive quarter and deposits were up for the 11th, driving our top line revenue up 9.7% from the third quarter of 2011. In fact, recently released FDIC data shows that the Company is growing twice as fast as the market in Arizona and San Diego. Meanwhile, we held our expenses in check and our credit costs fell, propelling a substantial rise in earnings per share.

“I’d also like to welcome the customers of Service1st Bank of Nevada to our Company. Service1st Bank became part of Western Alliance with the close of our merger with Western Liberty Bancorp yesterday. We expect to merge Service1st into Bank of Nevada at the end of this month and complete the systems integration in December. This will give our new clients access to the larger branch network as well as other services offered by Bank of Nevada and its affiliates.”

Ken Vecchione, President and Chief Operating Officer, added, “Our improved operating leverage from exceptional revenue growth and continued expense control took our efficiency ratio below 55% for the first time during the quarter. Although non-performing assets rose, we’re pleased with the lower charge-offs and other real estate losses incurred, which we believe reflect continued recovery in our primary markets. Record efficiency combined with lower credit costs enabled us to increase earnings per share to 18 cents, up 20% from the second quarter.”

Western Alliance Bancorporation reported net income of $15.5 million, or $0.18 per share, in the third quarter 2012 including a $0.1 million charge from repossessed assets valuations/sales, $3.4 million of goodwill and intangible impairment charges, a $0.8 million gain from sale of minority interest and a $1.0 million gain from securities sales.

Total loans increased $168 million, or 3.3 percent, to $5.33 billion at September 30, 2012 from $5.16 billion on June 30, 2012. This increase was primarily driven by growth in commercial and industrial loans and construction and land development loans. Loans increased $806 million from September 30, 2011.

Total deposits increased $161 million, or 2.7 percent, to $6.16 billion at September 30, 2012 from $6.0 billion at June 30, 2012, with growth primarily in money market accounts, certificates of deposits and savings accounts partially offset by declines in interest bearing demand and non-interest bearing demand. Deposits increased $529 million from September 30, 2011.

Income Statement

Net interest income of $71.9 million in the third quarter 2012, an increase of 1.6 percent compared to the second quarter 2012 and 11.4 percent compared to the third quarter 2011. The Company’s net interest margin in the third quarter 2012 was 4.41 percent compared to 4.46 percent in the second quarter 2012 and 4.29 percent in the third quarter 2011.

Operating non-interest income was $5.4 million for the third quarter 2012, a decrease from $5.8 million for the second quarter of 2012 and $5.9 million for the third quarter of 2011.1

Net revenue was $77.3 million for the third quarter 2012, up from $76.6 million for the second quarter of 2012 and an increase of 9.6 percent from $70.5 million for the third quarter 2011.1

Operating non-interest expense was $43.9 million for the third quarter 2012, compared to $44.5 million for the second quarter of 2012 and $42.4 million for the third quarter of 2011.1 The Company’s operating efficiency ratio on a tax equivalent basis was 54.9 percent for the third quarter 2012, improved from 59.6 percent for the third quarter 2011.1

The Company had 964 full-time equivalent employees September 30, 2012, compared to 911 one year ago.

A key performance metric for the Company is its pre-tax, pre-provision operating earnings, which it defines as net operating revenue less its operating non-interest expense. For the third quarter 2012, the Company’s performance on this metric was $33.4 million, up from $32.1 million in the second quarter 2012 and $28.1 million in the third quarter 2011.1

The provision for credit losses was $8.9 million for the third quarter 2012 compared to $13.3 million for the second quarter 2012. The provision for the third quarter of 2011 was $11.2 million. Net loan charge-offs in the third quarter 2012 were $9.0 million, or 0.70 percent of average loans (annualized), down from 1.11 percent of average loans (annualized) for the second quarter 2012. Net charge-offs for the third quarter 2011 were $15.3 million or 1.40% of average loans (annualized).

Nonaccrual loans increased $16.9 million to $121.2 million during the quarter. Loans past due 90 days and still accruing interest totaled $1.7 million at September 30, 2012, up from $0.8 million at June 30, 2012 and down from $2.1 million at September 30, 2011. Loans past due 30-89 days, still accruing interest totaled $10.2 million at quarter end, down from $13.8 million at June 30, 2012 and from $12.4 million at September 30, 2011.

Classified assets to Tier I capital plus allowance for credit losses, a common regulatory measure of asset quality, improved to 39 percent at September 30, 2012 from 42 percent at September 30, 2011.1

Net loss on sales and valuation of repossessed assets (primarily other real estate) was $0.1 million for the third quarter of 2012 compared to $0.9 million for the second quarter 2012 and $2.1 million in the third quarter 2011. At September 30, 2012, other repossessed assets were valued at $78 million compared to $77 million at June 30, 2012 and $87 million one year ago.

During the quarter, the Company sold its 24.9% interest in Miller/Russell Associates for a gain of $0.8 million. The Company is in discussions to sell its 80% ownership in Shine Investment Advisory Services, Inc. resulting in impairment charges of goodwill and intangibles of $3.4 million during the third quarter 2012.

Balance Sheet

Gross loans totaled $5.33 billion at September 30, 2012, an increase of $168 million from June 30, 2012 and an increase of $806 million from $4.53 billion at September 30, 2011. At September 30, 2012, the allowance for credit losses was 1.83 percent of total loans down from 1.89 percent at June 30, 2012 and 2.21 percent at September 30, 2011.

Deposits totaled $6.16 billion at September 30, 2012, an increase of $161 million from $6.0 billion at June 30, 2012 and an increase of $529 million from $5.63 billion at September 30, 2011.

Non-interest bearing deposits decreased $1.3 million at September 30, 2012 from June 30, 2012 and increased $322 million from $1.52 billion at September 30, 2011. Non-interest bearing deposits comprised 29.9 percent of total deposits at September 30, 2012, compared to 27.0 percent a year ago.

At September 30, 2012, the Company’s loans were 86.5 percent of deposits compared to 86.1 percent at June 30, 2012 and 80.4 percent at September 30, 2011.

Stockholders’ equity at September 30, 2012 increased to $698.0 million from $672.1 million at June 30, 2012. At September 30, 2012, tangible common equity was 7.2 percent of tangible assets1 and total risk-based capital was 12.3 percent of risk-weighted assets.

Total assets increased to $7.40 billion at September 30, 2012 from $7.16 billion at June 30, 2012 and increased 13.0 percent from $6.55 billion at September 30, 2011.

Operating Unit Highlights

Bank of Nevada reported that loans increased by $59 million during the third quarter of 2012, and increased $209 million during the last 12 months to $2.06 billion at September 30, 2012. Deposits decreased by $22 million in the third quarter of 2012 and $58 million over the last twelve months to $2.41 billion. Net income for Bank of Nevada was $5.8 million for the third quarter 2012, compared with net income of $3.8 million for the second quarter of 2012 and net income of $1.7 million during the third quarter 2011.

Western Alliance Bank (doing business as Alliance Bank of Arizona and First Independent Bank) reported loan growth of $88 million during the third quarter 2012 and $387 million during the last 12 months to $1.87 billion. Deposits increased $152 million in the third quarter and $382 million during the last 12 months to $2.15 billion. Net income for Western Alliance Bank was $8.8 million during the third quarter 2012 compared with net income of $7.8 million during the second quarter of 2012 and net income of $5.5 million during the third quarter 2011.

The Torrey Pines Bank segment, which excludes discontinued operations, reported that loans increased $9 million during the third quarter 2012 and $198 million during the last 12 months to $1.43 billion. Deposits increased $21 million in the third quarter 2012 and $214 million over the last 12 months to $1.61 billion. Net income for Torrey Pines Bank was $6.4 million during the third quarter 2012 compared with net income of $5.3 million for the second quarter of 2012 and net income of $5.4 million during the third quarter 2011.

Attached to this press release is summarized financial information for the quarter ended September 30, 2012.

Subsequent Event

On October 17, 2012, the Company completed its acquisition of Western Liberty Bancorp, which on September 30, 2012 had total assets of $183.8 million, total loans of $104.2 million, total deposits of $111.5 million and total equity of $70.6 million. The Company paid $27.5 million and issued 2,966,322 shares for all of the equity interests of Western Liberty. Western Liberty’s primary operating subsidiary, Service1st Bank of Nevada, is now a wholly-owned subsidiary of Western Alliance Bancorporation. The Company expects to merge Service1st Bank into Bank of Nevada at the end of the month. None of the assets or liabilities of Western Liberty are included in this third quarter earnings release, nor are the shares issued by the Company to consummate the merger.

Conference Call and Webcast

Western Alliance Bancorporation will host a conference call and live webcast to discuss its third quarter 2012 financial results at 12:00 p.m. ET on Friday, October 19, 2012. Participants may access the call by dialing 1-866-843-0890 and using passcode: 7288570 or via live audio webcast using the website link: https://services.choruscall.com/links/wal121019.html. The webcast is also available via our website at www.westernalliancebancorp.com. Participants should log in at least 15 minutes early to receive instructions. The call will be recorded and made available for replay after 2:00 p.m. ET October 19th through November 12th at 9:00 a.m. ET by dialing 1-877-344-7529 using the conference number 10019200.

About Western Alliance Bancorporation

Western Alliance Bancorporation is the parent company of Bank of Nevada, Western Alliance Bank doing business as Alliance Bank of Arizona and First Independent Bank, Torrey Pines Bank, and Shine Investment Advisory Services. These dynamic organizations provide a broad array of deposit and credit services to clients in Nevada, Arizona and California, and investment services in Colorado. Staffed with experienced financial professionals, these organizations deliver a broader product array and larger credit capacity than community banks, yet are empowered to be more responsive to customers' needs than larger institutions. Additional investor information can be accessed on the Investor Relations page of the company's website, www.westernalliancebancorp.com.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements contained herein reflect our current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Some factors that could cause actual results to differ materially from historical or expected results include: factors listed in the Form 10-K as filed with the Securities and Exchange Commission; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; inflation, interest rate, market and monetary fluctuations; increases in competitive pressures among financial institutions and businesses offering similar products and services; higher defaults on our loan portfolio than we expect; changes in management’s estimate of the adequacy of the allowance for credit losses; legislative or regulatory changes or changes in accounting principles, policies or guidelines; management’s estimates and projections of interest rates and interest rate policy; the execution of our business plan; and other factors affecting the financial services industry generally or the banking industry in particular.

We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements set forth in this press release to reflect new information, future events or otherwise.

This press release contains both financial measures based on accounting principles generally accepted in the United States (“GAAP”) and non-GAAP based financial measures, which are used where management believes it to be helpful in understanding Western Alliance Bancorporation’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconcilement to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

1 See Reconciliation of Non-GAAP Financial Measures beginning on page 16

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data
Unaudited
	At or for the Three Months			For the Nine Months
	Ended September 30,			Ended September 30,
	2012	2011	Change %	2012	2011	Change %

Selected Balance Sheet Data:
(dollars in millions)
Total assets	$7,403.6	$6,545.9	13.1%
Loans, net of deferred fees	5,332.9	4,526.5	17.8
Securities and money market investments	1,338.9	1,304.6	2.6
Securities purchased under agreement to resell	139.8	-	-
Total deposits	6,162.0	5,632.9	9.4
Securities sold under agreement to repurchase	138.3	-	-
Borrowings	296.7	215.8	37.5
Junior subordinated debt	36.2	36.3	(0.3)
Stockholders' equity	698.0	632.3	10.4

Selected Income Statement Data:
(dollars in thousands)
Interest income	$78,669	$74,133	6.1%	$233,952	$219,745	6.5%
Interest expense	6,723	9,548	(29.6)	21,144	30,776	(31.3)
Net interest income	71,946	64,585	11.4	212,808	188,969	12.6
Provision for loan losses	8,932	11,180	(20.1)	35,343	33,112	6.7
Net interest income after provision for credit losses	63,014	53,405	18.0	177,465	155,857	13.9
Non-interest income	6,982	13,082	(46.6)	20,263	29,509	(31.3)
Non-interest expense	47,543	45,481	4.5	139,871	144,635	(3.3)
Income from continuing operations before income taxes	22,453	21,006	6.9	57,857	40,731	42.0
Income tax expense	6,752	7,514	(10.1)	16,452	14,838	10.9
Income from continuing operations	15,701	13,492	16.4	41,405	25,893	59.9%
Loss on discontinued operations, net	(243)	(481)	49.5	(686)	(1,500)
Net income	$15,458	$13,011	18.8%	$40,719	$24,393
Diluted net income per common share from continuing operations	$0.19	$0.05		$0.46	$0.14
Diluted net loss per common share from discontinued operations, net of tax	$0.00	$(0.01)		$(0.01)	$(0.02)
Diluted net income per common share	$0.18	$0.04	350.0%	$0.45	$0.12	270.0%

Common Share Data:
Diluted net income per common share	$0.18	$0.04	350.0%	$0.45	$0.12	270.0%
Book value per common share	$6.67	$5.97	11.7%
Tangible book value per share, net of tax (1)	$6.35	$5.57	14.0%
Average shares outstanding (in thousands):
Basic	81,712	80,931	1.0	81,555	80,870	0.8
Diluted	82,254	81,125	1.4	82,000	81,121	1.1
Common shares outstanding	83,455	82,263	1.4
(1) See Reconciliation of Non-GAAP Financial Measures

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data (continued)
Unaudited
	At or for the Three Months			For the Nine Months
	Ended September 30,			Ended September 30,
	2012	2011	Change %	2012	2011	Change %
	(in thousands, except per share data)
Selected Performance Ratios:
Return on average assets (1)	0.85%	0.79%	7.6%	0.77%	0.51%	51.0
Return on average stockholders' equity (1)	8.95	8.13	10.1	8.09	5.22	55.0
Net interest margin (1)	4.41	4.29	2.8	4.47	4.32	3.5
Net interest spread	4.24	4.05	4.7	4.29	4.06	5.7
Efficiency ratio - tax equivalent basis (2)	54.87	59.60	(8.0)
Loan to deposit ratio	86.54	80.36	7.7

Capital Ratios:
Tangible equity (2)	9.1%	9.1%	(0.8)%
Tangible common equity (2)	7.2	7.0	2.5
Tier one common equity (2)	8.1	8.6	(5.8)
Tier 1 Leverage ratio (3)	9.7	9.8	(1.0)
Tier 1 Risk Based Capital (3)	11.0	12.0	(8.3)
Total Risk Based Capital (3)	12.3	13.2	(6.8)

Asset Quality Ratios:
Net charge-offs to average loans outstanding (1)	0.70%	1.40%	(50.0)%	0.99%	1.35%	(26.7)
Nonaccrual loans to gross loans	2.27	2.51	(9.6)
Nonaccrual loans and repossessed assets to total assets	2.69	3.06	(12.1)
Loans past due 90 days and still accruing to total loans	0.03	0.05	(40.0)
Allowance for credit losses to loans	1.83	2.21	(17.2)
Allowance for credit losses to nonaccrual loans	80.35	88.13	(8.8)

(1) Annualized for the three and nine month periods ended September 30, 2012 and 2011. See tables on page 12 and 13.
(2) See Reconciliation of Non-GAAP Financial Measures.
(3) Capital ratios are preliminary until Call Reports are filed.

Western Alliance Bancorporation and Subsidiaries
Condensed Consolidated Income Statements
Unaudited	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Interest income:	(dollars in thousands)
Loans	$69,580	$65,540	$205,682	$194,341
Investment securities	9,034	8,356	$28,008	24,828
Federal funds sold and other	55	237	$262	576
Total interest income	78,669	74,133	233,952	219,745
Interest expense:
Deposits	3,974	6,982	12,904	22,428
Customer repurchase agreements	37	77	158	263
Borrowings	2,225	2,024	6,624	6,229
Junior subordinated debt	487	465	1,458	1,856
Total interest expense	6,723	9,548	21,144	30,776
Net interest income	71,946	64,585	212,808	188,969
Provision for credit losses	8,932	11,180	35,343	33,112
Net interest income after provision for credit losses	63,014	53,405	177,465	155,857
Non-interest income
Unrealized gains (losses) on assets/liabilities measured at fair value, net	470	6,420	701	6,247
Securities impairment charges	-	-	-	(226)
Gains on sales of investment securities, net	1,031	781	2,502	4,826
Service charges	2,412	2,337	7,014	6,864
Bank owned life insurance	1,116	1,189	3,359	4,195
Amortization of affordable housing investments	(651)	-	(710)	-
Other	2,604	2,355	7,397	7,603
	6,982	13,082	20,263	29,509
Non-interest expenses:
Salaries and employee benefits	25,500	23,319	78,159	69,119
Occupancy	4,655	5,126	14,046	15,024
Net loss on sales and valuations of repossessed assets	126	2,128	3,678	16,890
Insurance	2,121	2,664	6,323	8,878
Loan and repossessed asset expenses	1,236	2,059	4,573	6,465
Legal, professional and director's fees	2,291	1,912	6,380	5,639
Marketing	1,231	1,090	4,061	3,382
Data Processing	1,390	895	3,678	2,671
Intangible amortization	880	890	2,660	2,669
Customer service	653	900	1,926	2,620
Merger/restructure expense	113	974	113	1,082
Goodwill and intangible impairment	3,435	-	3,435	-
Other	3,912	3,524	10,839	10,196
	47,543	45,481	139,871	144,635
Income from continuing operations before income taxes	22,453	21,006	57,857	40,731
Income tax expense	6,752	7,514	16,452	14,838
Income from continuing operations	15,701	13,492	41,405	25,893
Loss from discontinued operations net of tax benefit	(243)	(481)	(686)	(1,500)
Net income	15,458	13,011	40,719	24,393
Preferred stock dividends	352	1,752	3,440	5,252
Accretion on preferred stock discount	-	7,667	-	9,173
Net income available to common stockholders	$15,106	$3,592	$37,279	$9,968
Diluted net income per share	$0.18	$0.04	$0.45	$0.12

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Income Statements
Unaudited	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2012	2012	2012	2011	2011
Interest income:	(in thousands, except per share data)
Loans	$69,580	$68,342	$67,760	$67,102	$65,540
Investment securities	9,034	9,389	9,585	9,591	8,356
Federal funds sold and other	55	115	92	153	237
Total interest income	78,669	77,846	77,437	76,846	74,133
Interest expense:
Deposits	3,974	4,168	4,762	5,549	6,982
Borrowings and customer repurchase agreements	2,262	2,386	2,134	2,126	2,101
Junior subordinated and subordinated debt	487	487	484	472	465
Total interest expense	6,723	7,041	7,380	8,147	9,548
Net interest income	71,946	70,805	70,057	68,699	64,585
Provision for credit losses	8,932	13,330	13,081	13,076	11,180
Net interest income after provision for credit losses	63,014	57,475	56,976	55,623	53,405
Non-interest income
Mark-to-market gains (losses), net	470	564	(333)	(626)	6,420
Gains on sales of investment securities, net	1,031	1,110	361	(28)	781
Service charges	2,412	2,317	2,285	2,238	2,337
Bank owned life insurance	1,116	1,120	1,123	1,177	1,189
Amortization of affordable housing investments	(651)	(59)	-	-	-
Other	2,604	2,345	2,448	2,187	2,355
	6,982	7,397	5,884	4,948	13,082
Non-interest expenses:
Salaries and employee benefits	25,500	25,995	26,664	24,021	23,319
Occupancy	4,655	4,669	4,722	4,948	5,126
Insurance	2,121	2,152	2,050	2,166	2,664
Loan and repossessed asset expenses	1,236	1,653	1,684	1,661	2,059
Net loss on sales and valuations of repossessed assets	126	901	2,651	7,702	2,128
Legal, professional and director's fees	2,291	2,517	1,572	2,039	1,912
Marketing	1,231	1,459	1,371	1,294	1,090
Intangible amortization	880	890	890	889	890
Customer service	653	682	591	716	900
Data Processing	1,390	1,293	995	895	895
Merger/restructure expense	113	-	-	482	974
Goodwill and intangible impairment	3,435	-	-	-	-
Other	3,912	3,220	3,707	4,150	3,524
	47,543	45,431	46,897	50,963	45,481
Income from continuing operations before income taxes	22,453	19,441	15,963	9,608	21,006
Income tax expense	6,752	5,259	4,441	2,011	7,514
Income from continuing operations	$15,701	$14,182	$11,522	$7,597	$13,492
Loss from discontinued operations, net of tax	(243)	(221)	(222)	(496)	(481)
Net income	$15,458	$13,961	$11,300	$7,101	$13,011
Preferred stock dividends	352	1,325	1,763	1,781	1,752
Accretion on preferred stock	-	-	-	-	7,667
Net Income available to common stockholders	$15,106	$12,636	$9,537	$5,320	$3,592
Diluted net income per share	$0.18	$0.15	$0.12	$0.07	$0.04

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Balance Sheets
Unaudited
	September 30,	June 30,	March 31,	December 31,	September 30,
	2012	2012	2012	2011	2011
Assets:	(in millions)
Cash and due from banks	$168.1	$178.9	$179.8	$155.0	$306.0
Securities purchased under agreement to resell	139.8	-	-	-	-
Cash and cash equivalents	307.9	178.9	179.8	155.0	306.0

Securities and money market investments	1,338.9	1,401.5	1,423.2	1,490.5	1,304.6
Loans:
Commercial	1,756.0	1,573.6	1,436.5	1,336.6	1,152.9
Commercial real estate - owner occupied	1,166.4	1,310.3	1,289.9	1,252.2	1,225.4
Construction and land development	379.8	360.6	347.7	381.7	404.4
Commercial real estate - non-owner occupied	1,572.0	1,440.4	1,365.6	1,301.2	1,239.8
Residential real estate	408.4	430.4	434.5	443.0	450.2
Consumer	56.6	55.8	58.7	72.5	60.3
Deferred fees, net	(6.3)	(6.3)	(6.7)	(7.1)	(6.5)
	5,332.9	5,164.8	4,926.2	4,780.1	4,526.5
Allowance for credit losses	(97.4)	(97.5)	(98.1)	(99.2)	(100.2)
Loans, net	5,235.5	5,067.3	4,828.1	4,680.9	4,426.3

Premises and equipment, net	106.9	106.9	105.1	105.5	106.2
Other repossessed assets	78.2	77.0	81.4	89.1	86.7
Bank owned life insurance	137.3	136.1	135.0	133.9	132.7
Goodwill and other intangibles	29.0	34.0	34.8	35.7	36.6
Other assets	169.9	161.9	137.9	153.9	146.8
Total assets	$7,403.6	$7,163.6	$6,925.3	$6,844.5	$6,545.9
Liabilities and Stockholders' Equity:
Liabilities:
Deposits:
Non-interest bearing demand deposits	$1,840.8	$1,842.1	$1,757.7	$1,558.2	$1,519.0
Interest bearing
Demand	514.7	540.6	527.2	482.7	466.0
Savings and money market	2,541.2	2,438.4	2,224.1	2,166.6	2,151.9
Time certificates	1,265.3	1,180.3	1,390.1	1,451.0	1,496.0
Total deposits	6,162.0	6,001.4	5,899.1	5,658.5	5,632.9
Customer repurchase agreements	73.1	86.9	114.4	123.6	142.6
Total customer funds	6,235.1	6,088.3	6,013.5	5,782.1	5,775.5
Securities sold short	138.3	-	-	-	-
Borrowings	223.6	303.5	193.4	353.3	73.2
Junior subordinated debt	36.2	36.7	37.3	37.0	36.3
Accrued interest payable and other liabilities	72.4	63.0	27.0	35.4	28.6
Total liabilities	6,705.6	6,491.5	6,271.2	6,207.8	5,913.6
Stockholders' Equity
Common stock and additional paid-in capital	751.1	748.1	746.2	743.8	743.0
Preferred Stock	141.0	141.0	141.0	141.0	141.0
Accumulated deficit	(206.2)	(221.3)	(234.0)	(243.5)	(248.8)
Accumulated other comprehensive income (loss)	12.1	4.3	0.9	(4.6)	(2.9)
Total stockholders' equity	698.0	672.1	654.1	636.7	632.3
Total liabilities and stockholders' equity	$7,403.6	$7,163.6	$6,925.3	$6,844.5	$6,545.9

Western Alliance Bancorporation and Subsidiaries
Changes in the Allowance For Credit Losses
Unaudited
	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2012	2012	2012	2011	2011

	(in thousands)
Balance, beginning of period	$97,512	$98,122	$99,170	$100,216	$104,375
Provision for credit losses	8,932	13,330	13,081	13,076	11,180
Recoveries of loans previously charged-off:
Construction and land development	567	217	86	354	707
Commercial real estate	633	561	1,705	755	127
Residential real estate	153	274	340	179	440
Commercial and industrial	501	1,417	777	603	1,243
Consumer	38	214	38	64	41
Total recoveries	1,892	2,683	2,946	1,955	2,558
Loans charged-off:
Construction and land development	2,315	3,185	5,087	3,155	2,369
Commercial real estate	1,470	5,641	4,912	9,244	2,484
Residential real estate	2,242	2,094	1,420	1,895	10,555
Commercial and industrial	4,100	4,933	3,654	1,004	1,420
Consumer	799	770	2,002	779	1,069
Total loans charged-off	10,926	16,623	17,075	16,077	17,897
Net loans charged-off	9,034	13,940	14,129	14,122	15,339
Balance, end of period	$97,410	$97,512	$98,122	$99,170	$100,216

Net charge-offs (annualized) to average loans outstanding	0.70%	1.11%	1.18%	1.24%	1.40%
Allowance for credit losses to gross loans	1.83	1.89	1.99	2.07	2.21
Nonaccrual loans	$121,238	$104,324	$103,486	$90,392	$113,713
Repossessed assets	78,234	76,994	81,445	89,104	86,692
Loans past due 90 days, still accruing	1,710	795	1,011	2,589	2,096
Loans past due 30 to 89 days, still accruing	10,181	13,848	12,040	13,731	12,414
Classified loans on accrual	116,841	135,913	98,170	112,147	110,654
Watch loans	97,681	91,924	132,829	147,112	167,571

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Three Months Ended September 30,
	2012 (2)			2011
	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
Interest earning assets	($ in millions)	($ in thousands)		($ in millions)	($ in thousands)
Investment securities (1)	$1,372.4	$9,034	3.17%	$1,224.7	$8,356	2.91%
Federal funds sold and other	0.9	0	0.18%	0.9	1	0.44%
Loans (1)	5,191.2	69,580	5.42%	4,393.2	65,540	5.92%
Short term investments	161.0	16	0.04%	380.8	213	0.22%
Investment in restricted stock	33.5	39	0.47%	35.4	23	0.26%
Total interest earning assets	6,759.0	78,669	4.81%	6,035.0	74,133	4.92%
Non-interest earning assets
Cash and due from banks	120.1			121.7
Allowance for credit losses	(98.2)			(105.3)
Bank owned life insurance	136.5			131.9
Other assets	356.6			375.0
Total assets	$7,274.0			$6,558.3
Interest-bearing liabilities
Interest-bearing deposits:
Interest-bearing transaction accounts	$510.5	$296	0.23%	$466.2	$410	0.35%
Savings and money market	2,414.2	1,990	0.33%	2,127.8	3,184	0.59%
Time certificates of deposit	1,286.5	1,688	0.52%	1,499.2	3,388	0.90%
Total interest-bearing deposits	4,211.2	3,974	0.38%	4,093.2	6,982	0.68%
Borrowings	455.6	2,262	1.99%	220.7	2,101	3.78%
Junior subordinated debt	36.7	487	5.31%	42.7	465	4.32%
Total interest-bearing liabilities	4,703.5	6,723	0.57%	4,356.6	9,548	0.87%
Noninterest-bearing liabilities
Noninterest-bearing demand deposits	1,813.0			1,532.9
Other liabilities	70.7			33.9
Stockholders’ equity	686.8			634.9
Total liabilities and stockholders' equity	$7,274.0			$6,558.3
Net interest income and margin		$71,946	4.41%		$64,585	4.29%
Net interest spread			4.24%			4.05%

(1) Yields on loans and securities have been adjusted to a tax equivalent basis. The taxable-equivalent adjustment was $2,655 and $634 for the third quarter ended 2012 and 2011, respectively.
(2) Yields for 2012 calculated on a 30-day month 360 days per year basis.

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited

	Nine Months Ended September 30,
	2012 (2)			2011

	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
Interest earning assets	($ in millions)	($ in thousands)		($ in millions)	($ in thousands)
Investment securities (1)	$1,404.2	$28,008	3.15%	$1,258.0	$24,828	2.81%
Federal funds sold & other	0.4	1	0.33%	-	2	0.00%
Loans (1)	4,996.8	205,682	5.53%	4,311.6	194,341	6.03%
Short term investments	119.7	126	0.14%	288.0	502	0.23%
Investment in restricted stock	33.4	135	0.54%	36.1	72	0.27%
Total interest earnings assets	6,554.5	233,952	4.90%	5,893.7	219,745	5.02%
Non-interest earning assets
Cash and due from banks	115.7			121.4
Allowance for credit losses	(98.8)			(107.7)
Bank owned life insurance	135.4			131.1
Other assets	353.7			390.6
Total assets	$7,060.5			$6,429.1
Interest-bearing liabilities
Interest-bearing deposits:
Interest bearing transaction accounts	$511.0	$920	0.24%	$479.2	$1,427	0.40%
Savings and money market	2,314.9	6,114	0.35%	2,082.0	10,426	0.67%
Time certificates of deposits	1,343.7	5,870	0.58%	1,459.7	10,575	0.97%
Total interest-bearing deposits	4,169.6	12,904	0.42%	4,020.9	22,428	0.75%
Borrowings	392.3	6,782	2.31%	224.0	6,492	3.87%
Junior subordinated debt	37.0	1,458	5.26%	42.9	1,856	5.78%
Total interest-bearing liabilities	$4,598.9	21,144	0.61%	$4,287.8	30,776	0.96%
Noninterest-bearing liabilities
Noninterest-bearing demand deposits	1,734.6			1,487.2
Other liabilities	56.1			28.8
Stockholders’ equity	670.9			625.3
Total liabilities and stockholders' equity	$7,060.5			$6,429.1
Net interest income and margin		$212,808	4.47%		$188,969	4.32%
Net interest spread			4.29%			4.06%

(1) Yields on loans and securities have been adjusted to a tax equivalent basis. The taxable-equivalent adjustment was $6,726 and $1,588 for the nine months September 30, 2012 and 2011, respectively.
(2) Yields for 2012 were calculated on a 30-day month 360 days per year basis.

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited					Inter-
					segment	Consoli-
	Bank	Western	Torrey		elimi-	dated
	of Nevada	Alliance Bank	Pines Bank*	Other	nations	Company
At September 30, 2012	(dollars in millions)
Assets	$2,918.0	$2,429.8	$1,888.7	$961.3	$(794.2)	$7,403.6
Gross loans and deferred fees, net	2,061.0	1,871.4	1,430.6	12.8	(42.9)	5,332.9
Less: Allowance for credit losses	(59.5)	(20.4)	(17.5)	-	-	(97.4)
Net loans	2,001.5	1,851.0	1,413.1	12.8	(42.9)	5,235.5
Goodwill	23.2	-	-	-	-	23.2
Deposits	2,408.5	2,150.5	1,613.8	-	(10.8)	6,162.0
FHLB advances and other	110.0	-	40.0	-		150.0
Stockholders' equity	339.1	217.3	168.4	702.3	(729.1)	698.0

No. of branches	11	16	12	-	-	39
No. of FTE	388	241	234	101	-	964

Three Months Ended September 30, 2012:	(in thousands)
Net interest income	$27,717	$24,449	$21,795	$(2,015)	$-	$71,946
Provision for credit losses	6,618	1,112	1,202	-	-	8,932
Net interest income (loss) after provision for credit losses	21,099	23,337	20,593	(2,015)	-	63,014
Non-interest income	3,259	1,173	855	23,517	(21,822)	6,982
Non-interest expense	(16,467)	(11,980)	(11,082)	(10,966)	2,952	(47,543)
Income (loss) from continuing operations before income taxes	7,891	12,530	10,366	10,536	(18,870)	22,453
Income tax expense (benefit)	2,055	3,768	3,958	(3,029)	-	6,752
Income (loss) from continuing operations	5,836	8,762	6,408	13,565	(18,870)	15,701
Loss from discontinued operations, net	-	-	-	(243)	-	(243)
Net income (loss)	$5,836	$8,762	$6,408	$13,322	$(18,870)	$15,458

Nine Months Ended September 30, 2012:	(in thousands)
Net interest income	$83,054	$71,564	$64,406	$(6,216)	$-	$212,808
Provision for credit losses	28,846	1,215	5,282	-	-	35,343
Net interest income (loss) after provision for credit losses	54,208	70,349	59,124	(6,216)	-	177,465
Non-interest income	11,132	5,021	3,111	61,806	(60,807)	20,263
Non-interest expense	(53,437)	(35,986)	(33,492)	(24,496)	7,540	(139,871)
Income (loss) from continuing operations before income taxes	11,903	39,384	28,743	31,094	(53,267)	57,857
Income tax expense (benefit)	1,341	13,031	11,255	(9,175)	-	16,452
Income (loss) from continuing operations	10,562	26,353	17,488	40,269	(53,267)	41,405
Loss from discontinued operations, net	-	-	-	(686)	-	(686)
Net income (loss)	$10,562	$26,353	$17,488	$39,583	$(53,267)	$40,719

* Excludes discontinued operations

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited					Inter-
					segment	Consoli-
	Bank	Western	Torrey		elimi-	dated
	of Nevada	Alliance Bank	Pines Bank*	Other	nations	Company
At September 30, 2011	(dollars in millions)
Assets	$2,853.0	$2,073.1	$1,623.9	$752.6	$(756.7)	$6,545.9
Gross loans and deferred fees, net	1,851.9	1,484.8	1,232.6	-	(42.8)	4,526.5
Less: Allowance for credit losses	(63.4)	(20.2)	(16.6)	-	-	(100.2)
Net loans	1,788.5	1,464.6	1,216.0	-	(42.8)	4,426.3
Goodwill	23.2	-	-	2.7	-	25.9
Deposits	2,466.5	1,768.4	1,400.3	-	(2.3)	5,632.9
Stockholders' equity	320.2	189.2	149.2	639.5	(665.8)	632.3

No. of branches	12	16	11	-	-	39
No. of FTE	409	215	209	78	-	911

Three Months Ended September 30, 2011:	(in thousands)
Net interest income	$26,297	$20,684	$19,660	$(2,056)	$-	$64,585
Provision for credit losses	8,319	1,275	1,586	-	-	11,180
Net interest income (loss) after provision for credit losses	17,978	19,409	18,074	(2,056)	-	53,405
Non-interest income	4,397	1,504	1,083	8,281	(2,183)	13,082
Non-interest expense	(20,245)	(12,383)	(10,099)	(4,937)	2,183	(45,481)
Income (loss) from continuing operations before income taxes	2,130	8,530	9,058	1,288	-	21,006
Income tax expense (benefit)	441	3,009	3,680	384	-	7,514
Income (loss) from continuing operations	1,689	5,521	5,378	904	-	13,492
Loss from discontinued operations, net	-	-	-	(481)	-	(481)
Net income (loss)	$1,689	$5,521	$5,378	$423	$-	$13,011

Nine Months Ended September 30, 2011:	(in thousands)
Net interest income	$79,582	$60,450	$55,588	$(6,651)	$-	$188,969
Provision for credit losses	20,622	6,606	5,883	-	-	33,112
Net interest income (loss) after provision for credit losses	58,960	53,844	49,705	(6,651)	-	155,857
Non-interest income	13,772	5,887	4,057	11,531	(5,738)	29,509
Non-interest expense	(64,656)	(37,446)	(30,588)	(17,683)	5,738	(144,635)
Income (loss) from continuing operations before income taxes	8,076	22,285	23,174	(12,803)	-	40,731
Income tax expense (benefit)	1,768	8,083	9,597	(4,610)	-	14,838
Income (loss) from continuing operations	6,308	- 14,202	13,577	(8,193)	-	25,893
Loss from discontinued operations, net	-	-	-	(1,500)	-	(1,500)
Net income (loss)	$6,308	$14,202	$13,577	$(9,693)	$-	$24,393

* Excludes discontinued operations

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures (Unaudited)
	September 30,	June 30,	March 31,	December 31,	September 30,
	2012	2012	2012	2011	2011
	(dollars in thousands)
Total stockholder's equity	$698,011	$672,120	$654,045	$636,683	$632,255
Less:
Goodwill and intangible assets	28,989	33,953	34,843	35,732	36,622
Total tangible stockholders' equity	669,022	638,167	619,202	600,951	595,633
Less:
Preferred stock	141,000	141,000	141,000	141,000	141,000
Total tangible common equity	528,022	497,167	478,202	459,951	454,633
Add:
Deferred tax	2,033	2,896	3,209	3,522	3,835
Total tangible common equity, net of tax	$530,055	$500,063	$481,411	$463,473	$458,468
Total assets	$7,403,603	$7,163,572	$6,925,292	$6,844,541	$6,545,890
Less:
Goodwill and intangible assets	28,989	33,953	34,843	35,732	36,622
Tangible assets	7,374,614	7,129,619	6,890,449	6,808,809	6,509,268
Add:
Deferred tax	2,033	2,896	3,209	3,522	3,835
Total tangible assets, net of tax	$7,376,647	$7,132,515	$6,893,658	$6,812,331	$6,513,103
Tangible equity ratio (1)	9.1%	8.9%	9.0%	8.8%	9.1%
Tangible common equity ratio (2)	7.2%	7.0%	6.9%	6.8%	7.0%
Common shares outstanding	83,455	83,157	83,145	82,362	82,263
Tangible book value per share, net of tax (3)	$6.35	$6.01	$5.79	$5.63	$5.57

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2012	2012	2012	2011	2011
	(in thousands)
Total non-interest income	$6,982	$7,397	$5,884	$4,948	$13,082
Less:
Mark-to-market (losses) gains, net	470	564	(333)	(626)	6,420
Gain on sale of non-controlling interest	776	-	-	-	-
Loss on LIHTC investments	(651)	(59)	-	-	-
Gains on sales of investment securities, net	1,031	1,110	361	(28)	781
Total operating non-interest income	5,356	5,782	5,856	5,602	5,881
Add: net interest income	71,946	70,805	70,057	68,699	64,585
Net revenue (4)	$77,302	$76,587	$75,913	$74,301	$70,466

Total non-interest expense	$47,543	$45,431	$46,897	$50,963	$45,481
Less:
Net loss (gain) on sales/valuations of repossessed assets	126	901	2,651	7,702	2,128
Merger/restructure	113	-	-	482	974
Goodwill impairment	3,435	-	-	-	-
Total operating non-interest expense (4)	$43,869	$44,530	$44,246	$42,779	$42,379

Net revenue	$77,302	$76,587	$75,913	$74,301	$70,466
Less:
Operating non-interest expense	43,869	44,530	44,246	42,779	42,379
Pre-tax, pre-provision operating earnings (5)	$33,433	$32,057	$31,667	$31,522	$28,087

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures (Unaudited)

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2012	2012	2012	2011	2011
	(in thousands)
Total operating non-interest expense	$43,869	$44,530	$44,246	$42,779	$42,379
Divided by:
Total net interest income	$71,946	$70,805	$70,057	$68,699	$64,585
Add:
Tax equivalent interest adjustment	2,655	2,310	1,761	1,425	634
Operating non-interest income	5,356	5,782	5,856	5,602	5,881
	$79,957	$78,897	$77,674	$75,726	$71,100
Efficiency ratio - tax equivalent basis (6)	54.9%	56.4%	57.0%	56.5%	59.6%

	Three Months Ended
	September 30,	September 30,
	2012	2011
	(in thousands)
Stockholder's equity	$698,011	$632,255
Less:
Accumulated other comprehensive (loss) income	12,109	(2,945)
Non-qualifying goodwill and intangibles	26,867	33,497
Other non-qualifying assets	25	3,038
Add:
Qualifying trust preferred securities	44,819	34,348
Tier 1 capital (regulatory) (7) (10)	703,829	633,013
Less:
Qualifying non-controlling interests	75	90
Qualifying trust preferred securities	44,819	34,348
Preferred stock	141,000	141,000
Estimated Tier 1 common equity (8) (10)	$517,935	$457,575
Divided by:
Estimated risk-weighted assets (regulatory (8) (10)	$6,394,105	$5,345,928
Tier 1 common equity ratio (8) (10)	8.1%	8.6%

	September 30,	September 30,
	2012	2011
	(in thousands)
Classified assets	$316,253	$311,392
Divide:
Tier 1 capital (regulatory) (7) (10)	703,829	633,013
Plus: Allowance for credit losses	97,410	100,216
Total Tier 1 capital plus allowance for credit losses	$801,239	$733,229
Classified assets to Tier 1 capital plus allowance (9) (10)	39%	42%

(1) We believe this non-GAAP ratio provides a critical metric with which to analyze and evaluate financial condition and capital strength.
(2) We believe this non-GAAP ratio provides a critical metric with which to analyze and evaluate financial condition and capital strength.
(3) We believe this non-GAAP ratio improves the comparability to other institutions that have not engaged in acquisitions that resulted in recorded goodwill and other intangibles.
(4) We believe this non-GAAP measurement provides a useful indication of the cash generating capacity of the Company.
(5) We believe this non-GAAP measurement is a key indicator of the earnings power of the Company, which is otherwise obscured by the asset quality issues.
(6) We believe this non-GAAP ratio provides a useful metric to measure the operating efficiency of the Company.

(7) Under the guidelines of the Federal Reserve and the FDIC in effect at December 31, 2011, Tier 1 capital consisted of common stock, retained earnings, non-cumulative perpetual preferred stock, trust preferred securities up to a certain limit, and minority interests in certain subsidiaries, less most other intangible assets.

(8) Tier 1 common equity is often expressed as a percentage of risk-weighted assets. Under the risk-based capital framework, a bank's balance sheet assets and credit equivalent amounts of off-balance sheet items, are assigned to one of four broad risk categories. The aggregated dollar amount in each category is then multiplied by the risk weighting assigned to that category. The resulting weighted values from each of the four categories are added together and this sum is the risk-weighted assets total that, as adjusted, comprises the denominator (risk-weighted assets) to determine the Tier 1 capital ratio. Adjustments are made to Tier 1 capital to arrive at Tier 1 common equity. Tier 1 common equity is also divided by the risk-weighted assets to determine the Tier 1 common equity ratio. We believe this non-GAAP ratio with which to analyze and evaluate financial condition and capital strength.

(9) We believe this non-GAAP ratio provides a critical regulatory metric in which to analyze asset quality.
(10) Preliminary until Call Reports are filed.

CONTACT:
Western Alliance Bancorporation
Dale Gibbons, 602-952-5476